L.L. Bradford & Company, LLC
3441 South Eastern Avenue
Las Vegas, Nevada 89109
(702) 735-5030

June 21, 2007

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Legacy Mining Ltd.

Dear Sir/Madame:

As independent registered public accountants, we hereby consent to the use in Amendment No. 5 to this Registration Statement on Form SB-2 of our report dated May 18, 2007, relating to the financial statements of Legacy Mining Ltd.

Sincerely,

/s/ L.L. Bradford & Company, LLC
L.L. Bradford & Company, LLC